Exhibit 10.40

FIRST AMENDMENT TO MASTER LOAN AGREEMENT

THIS FIRST AMENDMENT TO MASTER LOAN AGREEMENT (the “Amendment”), is entered into as of April 1, 2008, by and between OTTER TAIL AG ENTERPRISES, LLC, a Minnesota limited liability company (the “Borrower”), and AGSTAR FINANCIAL SERVICES, PCA (the “Lender”).

RECITALS

A.                                   The Borrower and the Lender entered into a Master Loan Agreement dated as of March 28, 2007 (the “Loan Agreement”) under which the Lender agreed to extend certain financial accommodations to the Borrower.

B.                                     The Borrower has requested certain amendments to the Loan Agreement.

C.                                     The Lender has agreed to make such amendments pursuant to the terms and conditions of this Amendment.

AMENDMENT

NOW THEREFORE, in consideration of the foregoing Recitals and the covenants and promises contained herein, the parties hereby agree as follows:

1.                                       Defined Terms. Except as amended by this Amendment, all terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

a.                                       Effective as of and retroactive to March 28, 2007, the term “Interest Period” as used in the Loan Documents is amended and restated to read as follows:

“Interest Period” means (for each Loan) (a) initially, the period beginning on (and including) the date on which the Loan is made and ending on (but excluding) the first day of the next calendar month thereafter; and (b) thereafter, each period commencing on the first day of each succeeding calendar month thereafter and ending on the last day of such month. Notwithstanding the foregoing: (a) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date, and (b) other than the initial Interest Period and the final Interest Period, no Interest Period shall have a duration of less than one (1) month.

c.                                       Effective as of and retroactive to March 28, 2007, the term “LIBOR Rate” as used in the Loan Documents is amended and restated to read as follows:

“LIBOR Rate” (London Interbank Offered Rate) means the One Month London Interbank Offered Rate (“One Month LIBOR”), rounded upward to the nearest ten thousandth of one percent, reported on the tenth day of the month preceding each Interest Period by the Wall Street Journal in its daily listing of money rates, defined therein as the average of interbank offered rates for dollar deposits in the London market. If a One Month LIBOR rate is not reported on the tenth day of a month, the One Month LIBOR rate reported on the first business day preceding the tenth day of the month will be used. If this index is no longer available, Lender will select a new index which is based upon comparable information.

2.                                       Section 2.04  Section 2.04 of the Loan Agreement is amended and restated to read as follows:

Section 2.04   Revolving Line of Credit Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, the Lender has agreed to lend to Borrower and Borrower has agreed to borrow from Lender, as of April 1, 2008, and from time to time thereafter on a revolving basis, an amount not to exceed $4,000,000.00. Such amount shall be loaned by Lender pursuant to the terms and conditions set forth in this Agreement and the Amended and Restated Third Supplement dated April 1, 2008. Pursuant to the terms and conditions in this Agreement, the Lender may extend additional Revolving Loans to the Borrower. Any such future Revolving Loans shall be provided by Lender pursuant to the terms and conditions of a future Revolving Loan Supplement.

3.                                       Section 2.07. Section 2.07 shall be amended and restated to read as follows:

Section 2.07.   Adjustments to Interest Rate. Notwithstanding any other provision of this Agreement, the Supplements, the Notes, or the Related Documents, after the Conversion Date, the rate of interest under any Loan which bears interest on a variable rate, shall be adjusted according to the following schedule should the Tangible Owner’s Equity of the Borrower, achieve the levels set forth below:

Tangible Owner’s Equity	Interest Rate

Less than or equal to 60.00%	Applicable LIBOR Rate plus 295

Greater than 60.00%	Applicable LIBOR Rate plus 265 basis points

Upon delivery of the fiscal year end audited financial statements pursuant to Section 5.01(c)(i) beginning with the first fiscal year end after the Conversion Date, the rate of interest shall automatically be adjusted in accordance with the Tangible Owner’s Equity set forth therein and the rates set forth above. Such automatic adjustment to the rate of interest shall take effect as of the first Business Day of the month following the month in which the Lender received the fiscal year end audited financial statements and related Compliance Certificate. If the Borrower fails to deliver such Compliance Certificate which so sets forth the Tangible Owner’s Equity within the period of time required by Section 5.01(c)(iii) hereof or if any Event of Default occurs, the rate of interest shall automatically be adjusted to a rate equal to the applicable LIBOR Rate plus 295 basis points, such automatic adjustments: (a) to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 5.01(c)(iii) hereof or in the case of an Event of Default, on the date the written notice is given to the Borrower; and (b) to remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate or, in the case of an Event of Default, when such Event of Default has been cured to the satisfaction of the Lender.

4.                                       Effect on Loan Agreement. Except as expressly amended by this Amendment, all of the terms of the Loan Agreement shall be unaffected by this Amendment and shall remain in full force and effect. Nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Lender or to affect, modify, or impair any of the rights of the Lender as provided in the Loan Agreement. Except as otherwise expressly stated in this Amendment, all amendments provided herein shall be effective as of the date of this Amendment.

5.                                       Representations and Warranties of Borrower. The Borrower hereby agrees with, reaffirms, and acknowledges as follows:

A.                                   The representations, warranties and covenants contained in the Loan Agreement, the Loan Documents and the Related Documents are true, correct and in full force and effect.

B.                                     Borrower has the power and authority to execute, deliver, and perform this Amendment and any document required under this Amendment and that all documents contemplated herein when executed and delivered to Lender will constitute the valid, binding and legally enforceable obligations of Borrower in accordance with their respective terms and conditions, except as enforceability may be limited by any applicable bankruptcy or insolvency laws.

6.                                       Counterparts. It is understood and agreed that this Amendment may be executed in several counterparts, each of which shall, for all purposes, be deemed an original, and all of such counterparts, taken together, shall constitute one and the same agreement, even though all of the parties hereto may not have executed the same counterpart of this Amendment.

{SIGNATURE PAGE TO FOLLOW THIS PAGE}

SIGNATURE PAGE TO
FIRST AMENDMENT TO MASTER LOAN AGREEMENT
BY AND BETWEEN
OTTER TAIL AG ENTERPRISES, LLC.
AND
AGSTAR FINANCIAL SERVICES, PCA
DATED: April 1, 2008

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

BORROWER:

OTTER TAIL AG ENTERPRISES, LLC
a Minnesota limited liability company

/s/ Jerry Larson
By:	Jerry Larson
Its:	President

LENDER:
AGSTAR FINANCIAL SERVICES, PCA,

/s/ Ron Monson
By:	Ron Monson
Its:	Vice President